UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014
NuStar GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Unitholders (the “Annual Meeting”) of NuStar GP Holdings, LLC (the “Company”) was held on April 23, 2014. A total of 35,072,476 of the Company’s common units were present or represented by proxy at the meeting, representing approximately 82.22% of all the votes entitled to be cast at the Annual Meeting. The matters submitted for a vote and the related results are as follows:

Proposal No. 1 - Election of two Class II directors to serve until the 2017 annual meeting of unitholders or until their respective successors are elected and have been qualified. The results of the votes taken were as follows:

Class II Nominee	Votes For	Votes Withheld	Broker Non-Votes

Bradley C. Barron	25,654,490	100,042	9,317,944

William B. Burnett	25,652,236	102,296	9,317,944

Proposal No. 2 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the votes taken were as follows:

Votes For	Votes Against	Abstentions

34,978,060	69,946	24,470

Proposal No. 3 - Approval, by non-binding vote, of the Company’s executive compensation. The results of the votes taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,081,373	447,428	225,731	9,317,944

Pursuant to the foregoing votes: (i) the Class II nominees listed above were elected to serve on the Company’s Board of Directors until the 2017 annual meeting of unitholders or until their respective successors are elected and have been qualified; (ii) the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 has been ratified; and (iii) the Company’s executive compensation has been approved by non-binding vote.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: April 29, 2014	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

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